         Exhibit 3.1

                              CERTIFICATE OF INCORPORATION
                                                   OF
                                                 mPHASE TECHNOLOGIES INC.

THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

1.   The name of the Corporation is:    TECMA LABORATORY, INC.

2.   The address of the Corporation's initial registered office is:
700 Park Avenue, Plainfield, N.J. 07060
and the name of the registered agent at such address is:
David H. Rothberg

3.   The purposes for which this Corporation is organized are:
To engage in any activity within the purposes for which
Corporations may be organized under the ?New Jersey Business
Corporation Act.? N.J.S. 14A 1-1 et seq.

4.   The aggregate number of shares which the Corporation shall have authority to issue is: 1000 no par value

5.   The first Board of Directors of this Corporation shall consist of 1
     Director and the name and address of each person who is to serve as such
     Director is:

               Name                Address             Zip Code
       Theodore Trenzeluk     200 North 5th Ave.,
                             Manville, New Jersey       08835

6.   The name and address of each incorporator is:

               Name                Address             Zip Code
       Theodore Trenzeluk     200 North 5th Ave.,
                             Manville, New Jersey       08835

In Witness Whereof, each individual incorporator, being over twenty-one years of age has signed this Certificate; or if the Incorporator be a corporation has caused this Certificate to be signed by its duly authorized officers this
18th Day of December 1979.

                            CERTIFICATE OF CORRECTION

                                TO CERTIFICATE OF

                                 INCORPORATION

                                       OF

                              TECMA LABORATORY, INC.

Under Section 14A:1-6(5) of Title 14A, Corporations, General, of the New

Jersey Statutes, the undersigned does hereby correct  the  Certificate  of

Incorporation  of Tecma  Laboratory, Inc.,  which Certificate  contained  an

inaccurate  record of  the Corporation's  actions   involved  therein  and as

erroneously executed  containing  said  inaccuracies.   Said  Certificate  of

Incorporation  is  corrected  herein  described  in  paragraph  2 hereof.

1.   NAME

The name of the corporation is Tecma Laboratory, Inc. (hereinafter referred to as the "Corporationtm).

2.   CORRECTION

The authorized shares of the Corporation is corrected by  deleting  Paragraph
4  of  the  Certificate  of  Incorporation which reads as follows:
     4.  The  aggregate number    of   shares    which

the Corporation  shall  have  authority  to  issue  is  1,000  no  par value", and inserting in place thereof:

     4.    The aggregate number of shares which the Corporation shall have authority to issue is 20,000 no par value.

"Said correction  is  necessary because,  despite  the  Corporation having advised its then attorney that it desired to have authorized 20,000 shares of common stock, no par value, said attorney, in preparing the Certificate of Incorporation, had inadvertently only listed authorized shares totaling
1,000, which  error was not realized  until  June  18, 1987 when the
Corporation received a Certified Copy of the Certificate of Incorporation.

     3.   EFFECTIVE DATE

Pursuant  to  14A:l-6(5)  of Title  14A,  Corporations, General,  of  the  New
Jersey  Statutes,  said  Certificate  of Incorporation  as  corrected  shall be  deemed  to  have  been effective  in  its  corrected  form as  of
December  20,  1979,  the original filing date of said Certificate of
Incorporation.

The undersigned, as President of the above Corporation, has signed the
Correction to the Certificate of Incorporation this 19th day of June, 1987.

ATTEST:                                          TECMA LABORATORY  INC.

                                      By:
                Secretary                  Theodore Trenzluk, President

                                 STATE OF NEW JERSEY

                                 DEPARTMENT OF STATE

I, the Secretary of State of the State of New Jersey,  do hereby  Certify that the foregoing is a true copy of

  Certificate of Incorporation, Correction and Amendment thereto:

  TECMA LABORATORIES, INC.  (Formerly TECMA LABORATORY, INC.)

as the same is taken from and compared with the original

filed in this office on the dates set forth on each instrument.

and now remaining on file and of record in my office

                                              In Testimony Whereof.  I

                                              have hereunto set my hand

                                              and affixed my Official Seal

                                              at Trenton this 19th

                                              day of July    1989

                                              Secretary of State

                             CERTIFICATE OF AMENDMENT
                                         OF

                          CERTIFICATE OF INCORPORATION OF

                               TECMA LABORATORY, INC.
                                                                FILED
                                                             AUG 28 1987

                                                             JANE BURGIO
                                                         Secretary of State

Under     Section   14A:9-4(3)     of   Title     14A, Corporations,

General, of the New Jersey Statutes, the undersigned does hereby amend the
Certificate of Incorporation of Tecma Laboratory, Inc. as follows:

     1.   NAME

          The name of the Corporation is Tecma Laboratory, Inc.,

(hereinafter referred to as the "Corporation").

     2.   AMENDMENTS

          The  amendments  to  the  Certificate  of  Incorporation adopted by the shareholders are as follows:

          (a)  CHANGE OF NAME

          The name of the Corporation is hereby changed to Tecma

Laboratories,   Inc.,   from  Tecma  Laboratory,   Inc.,  by deleting

Paragraph I of  the Certificate of Incorporation which reads as follows:

          "1.   The name of the Corporation is  Tecma Laboratory, Inc." and inserting in place thereof:

"1.  The name of the Corporation is Tecma Laboratories, Inc."

(b)  AUTHORIZED SHARES

The authorized shares of the Corporation are hereby changed

to  50,000,000 shares no par value from 20,000 shares no par value, by deleting Paragraph 4 of the Certificate of
Incorporation, as corrected, which reads as follows:

"4.  The aggregate number of shares which the Corporation
shall have authority to issue is 20,000 no par value." and
inserting in place thereof:

"4.   The aggregate number of shares which the Corporation

shall have authority to issue is 50,000,000 no par value."

(c)   REGULATION OF POWERS OF CORPORATION

The following paragraph 7 is hereby added to the Certificate of Incorporation as follows:

"7.   REGULATION OF POWERS OF CORPORATION

(a)   The management of the business and the conduct of the

affairs of the Corporation,  including the election of the Chairman of the

Board of Directors, if any, the President  and  the Treasurer,  the Secretary

and other principal officers of the Corporation, shall be vested in its Board of Directors.

(b)   A majority  of  the entire Board of Directors of the

Corporation shall constitute a quorum for the transaction of business except that the By-Laws may prescribe a lesser proportion, consistent with the provisions of the New Jersey Business Corporation Act, in the event of a vacancy or vacancies in the entire Board.

(c)   One or more of all the Directors of the Corporation

may be removed for cause by the Shareholders by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of Directors; and one or more of all the Directors may be removed without cause by like vote of said shareholders. The Board of Directors shall have the power to remove the Directors for cause and to suspend Directors pending a final determination that cause exists for a removal.

(d)   In  the  interim  between  annual  meetings  of

shareholders or of special meetings of shareholders called for the election of Directors, newly created directorships may be filled by the Board of

Directors.

(e)   The Corporation is hereby authorized to lend money to,

or guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whether or not such officer or employee  is a director  thereof,  whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

(f)   The Corporation shall have the power, to the full

extent permitted by the New Jersey Business Corporation Act, to indemnify each corporate agent as the term "corporate agent" is defined by said Act.

(g)   Except as otherwise provided by the New Jersey

Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders by the New Jersey Business Corporation Act, the

Certificate of Incorporation, or the By-Laws of the Corporation may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon, if the shareholders who so consent would be entitled to cast at least the minimum number of votes 'which would be required to take such action at a meeting at which all shareholders entitled to vote thereon were present.  In the event of such written action, prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held, and the  written  consents  of  the shareholders consenting thereto shall be filed within the minutes or proceedings of the shareholders."

3.   DATE OF ADOPTION

The date of the adoption of this Amendment to the

Certificate of Incorporation by the Shareholders was August 1, 1987.

4.   NUMBER OF SHARES OUTSTANDING AND ENTITLED TO VOTE

The number of shares of the capital stock of the Corporation entitled to vote on the adoption of this Amendment to the Certificate of Incorporation was

FOURTEEN  THOUSAND  SIX HUNDRED SIXTY SEVEN (14,667) shares.

5.   NUMBER OF SHARES VOTED

The number of shares of capital stock of the Corporation which voted for the adoption of said Amendments was THIRTEEN THOUSAND ONE HUNDRED SEVENTY FIVE

(13,175) shares and the number of shares voted against the adoption of said

Amendment was zero (0) shares. Shares not voting were ONE THOUSAND FOUR

HUNDRED NINETY TWO (1,492) shares.

The undersigned as President of the above Corporation has signed this

Amendment of Certificate of Incorporation this 1st day of August 1987.

ATTEST                                   TECMA LABORATORY, INC.

                                    BY:
Joel R. Weiner, Assistant                Theodore Trenzeluk, President
                Secretary

                              CERTIFICATE OF AMENDMENT
                                          OF
                              CERTIFICATE OF INCORPORATION

Under Section 14A:9-4(3) of Title 14A, Corporations, General, of the New
Jersey Statutes, the undersigned does hereby amend the Certificate of
Incorporation of Tecma Laboratories, Inc. as follows:
1.   Name:
The name of the corporation is hereby changed to Lightpaths TP Technologies,
Inc. by deleting paragraph 1 of the Certificate of Incorporation filed with the Secretary of State on December 18, 1979 stating that:
1.  "The name of the Corporation is Tecma Laboratory, Inc." and inserting in place thereof:
1.   The name of the Corporation is "Lightpaths TP Technologies, Inc."
2.   Date of Adoption:
The date of the adoption of this Amendment to the Certificate of Incorporation by the Shareholders was March 24, 1997.
3.   Number of Shares Outstanding and Entitled to Vote:
The number of shares of the capital stock of the Corporation entitled to vote on the adoption of this Amendment to the Certificate of Incorporation was
FIFTY MILLION (50,000,000) shares.

4.   Number of Shares Voted:
The number of shares of capital stock of the Corporation which voted for the adoption of said Amendments was 8,404,800 shares and the number of shares voted against the adoption of said Amendment was -0- shares.  Shares not voting were 2,999,465 shares.
The undersigned as President of the above Corporation has signed this
Certificate of Amendment of Certificate of Incorporation this 31st day of
March, 1997.

ATTEST:                            TECMA LABORATORIES, INC.

_________________________          ____________________________
Joel R. Weiner, Assistant          Theodore Trenzeluk, President
           Secretary

                                                                 FILED
                        CERTIFICATE OF AMENDMENT              JUN 2 1997
                                    OF
                        CERTIFICATE OF INCORPORATION        LONNA R. HOOKS
                                                          Secretary of State

Under Section 14A:9-4(3) of Title 14A, Corporations, General, of the New

Jersey Statutes, the undersigned does hereby amend the Certificate of

Incorporation of Lightpaths TP Technologies, Inc. (formerly Tecma

Laboratories, Inc.) as follows:

1.   Name:

     The name of the corporation is hereby changed to mPhase

Technologies, Inc. by deleting paragraph 1 of the Certificate of Incorporation filed with the Secretary of State on December 18, 1979 and amended on April 7,

1997 stating that:

     1. The name of the Corporation is Lightpaths TP Technologies, Inc."

and inserting in place thereof:

     1.   The name of the Corporation is 1' mPhase Technologies, Inc."

2.   Date of Adoption:

The date of the adoption of this Amendment to the Certificate of Incorporation by the Shareholders was May 15, 1997.

3.   Number of Shares Outstanding and Entitled to Vote:

     The  number  of  shares  of  the  capital  stock of  the

Corporation entitled to vote on the adoption of this Amendment to the

Certificate of Incorporation was SEVEN MILLION, SEVEN HUNDRED FORTY THOUSAND,

FOUR HUNDRED TWENTY SEVEN (7,740,427) shares.

4.   Number of Shares Voted:

     The number of shares of capital stock of the Corporation which voted for the adoption of said Amendments was 7,491,320 shares and the number of shares voted against the adoption of said Amendment was -0- shares.  Shares not voting were 249,107 shares.

The undersigned as President of the above Corporation has signed  this
Certificate  of  Amendment  of  Certificate  of Incorporation this 15th day of
May, 1997.

ATTEST:                                       LIGHTPATHS TP TECHNOLOGIES, INC.

Gustave T.Dotoli                              Ronald A. Durando
Assistant Secretary                           President

AMC

FILED

AUG 1 2005

STATE TREASURER

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION

1. Amendment:

The authorized shares of the Corporation are hereby changed to 500,000,000 shares of common stock, $.01 par value, from 250,000,000 shares of common stock, $.01 par value, by deleting Paragraph 4 of the Certificate of Incorporation, as amended, which reads as follows:

"4. The aggregate number of shares of common stock which the Corporation shall have authority to issue, is 250,000,000 shares of common stock, $.01 par value" and inserting in place thereof:

"4 The aggregate number of shares of common stock which the Corporation shall have authority to issue, is 500,000,000 shares of common stock, $.01 par value."

2. Date of Adoption:

The date of adoption of this Amendment to Certificate of Incorporation by the Shareholders of the Corporation is July 20, 2005.

3. Number of Shares Outstanding and Entitled to Vote:

The number of shares of capital stock of the Corporation entitled to vote on the adoption of this Amendment to the Certificate of Incorporation was ONE HUNDRED THRITY ONE MILLION NINETY FIVE THOUSAND FORTY SEVEN (131,095,047) shares.

4. Number of Shares Voted:

The number of shares of capital stock of the Corporation which voted for the adoption of said Amendment was 65,665,411 and the number of shares voted against adoption of said Amendment was 2,824,319. Shares not voting were 61,605,307.

The undersigned, as President of the above Corporation has signed this Certificate of Amendment to the Certificate of Incorporation this 20th day of July 2005.

SI581427
3986P16

0100103323

amc

FILED
JUL 1 0 2006
STATE TREASURER

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

1. Amendment:

The authorized shares of the Corporation are hereby changed to 900,000,000 shares of common stock $.01 par value, by replacing Paragraph 4 of the Certificate of Incorporation, as amended which reads as follows:

"4. The aggregate number of shares of common stock which the Corporation shall have authority to issue is 500,000,000 shares of common stock $.01 par value."

with the following new paragraph:

"4. The aggregate number of shares of common stock which the Corporation shall have authority to issue is 900,000,000 shares of common stock $.01 par value."

2. Date of Adoption:

The date of adoption of this Amendment to the Certificate of Incorporation by the Shareholders of the Corporation is June 28, 2006.

3. Number of Shares Outstanding and Entitled to Vote:

The number of shares of capital stock of the Corporation entitled to vote on the adoption of this Amendment to the Certificate of Incorporation was TWO HUNDERED SEVENTY SEVEN MILLION FOUR HUNDRED SEVENTY SEVEN THOUSAND EIGHT HUNDRED AND EIGHTY (277,477,880) shares.

4. Number of Shares Voted:

The number of shares of capital stock of the corporation that voted for the adoption of said Amendment was 149,597,059, the number of shares that voted against adoption of said Amendment was 8,535,842 and the

1714615
3226829

0100103323

AMC

FILED
SEP 2 4 2008
STATE TREASURER

C-102A Rev 12/93

New Jersey Division of Revenue

0100103323

Certificate of Amendment to the Certificate of Incorporation
(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is:
mPhase Technologies, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 27th day of August, 2008

Resolved, that Article 4 of the Certificate of Incorporation be amended to read as follows:
"4 THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS 2,000,000,000 $.01 PAR VALUE

3. The number of shares outstanding at the time of the adoption of the amendment was: 458,100,482 shares of common stock
The total number of shares entitled to vote thereon was: 443,892,068 shares of common stock

If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).
NONE

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment
223,263,958	62,634,786

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6. Other provisions: (Omit if not applicable).

Martin Smiley
BY: MARTIN SMILEY
(Signature) EVP, CFO & GENERAL COUNSEL

Dated this 24th day of September, 2008

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

S2064619
J3818225